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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         AMENDMENT NO. 1 ON FORM 8-K/A

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

     Date of Report (Date of Earliest Event Reported): April 18, 2000
                                                       --------------


                             Entrust Technologies Inc.
                             -------------------------
               (Exact Name of Registrant as Specified in its Charter)

                                      Maryland
                             -------------------------
                   (State or Other Jurisdiction of Incorporation)

       000-24733                                     62-1670648
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(Commission File Number)                   (I.R.S. Employer Identification No.)

One Preston Park South, 4975 Preston Park Blvd., Suite 400, Plano, TX   75093
---------------------------------------------------------------------  -------
            (Address of Principal Executive Offices)                  (Zip Code)

                                  (972) 943-7300
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               (Registrant's Telephone Number, Including Area Code)

                                  Not Applicable
                                  --------------
           (Former Name or Former Address, if Changed Since Last Report)

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     This Amendment No. 1 on Form 8-K/A amends and restates in its entirety Item
5 of the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 1, 2000 by Entrust Technologies Inc.

ITEM 5.  OTHER EVENTS.

     On April 18, 2000, Entrust Technologies Inc. (the "Company" or "Entrust") entered into an Agreement and Plan of Merger (the "Merger Agreement") by and among the Company, Enable Acquisition Corp., a California corporation and a wholly-owned subsidiary of the Company ("Sub"), and enCommerce, Inc., a California corporation ("enCommerce").

     Pursuant to the Merger Agreement, the Company agrees to issue an aggregate of 10,250,000 shares of its Common Stock, $0.01 par value per share (the "Merger Shares"), in exchange for all of the outstanding capital stock, options and warrants of enCommerce (the "Merger"). Pursuant to the Merger Agreement, Sub will merge with and into enCommerce, whereupon enCommerce will become a wholly-owned subsidiary of the Company. Entrust and the Company have entered into voting agreements with affiliates of the Company pursuant to which each executing shareholder agrees to vote in favor of adoption of the Merger Agreement and approval of the Merger. Consummation of the merger is subject to the approval of the shareholders of enCommerce, the approval of Federal antitrust regulators and the satisfaction of various other closing conditions. Shareholders of enCommerce holding the requisite number of shares to approve the Merger have agreed to vote in favor of the Merger. It is currently estimated that the closing will occur by the third quarter of 2000. The Merger Agreement contemplates that 10% of the Merger Shares issued in exchange for outstanding capital stock of enCommerce will be placed in escrow in accordance with the terms of a related escrow agreement for the purpose of satisfying any indemnification obligations of the enCommerce shareholders. Contingent upon the completion of the Merger, the Company will elect J. Alberto Yepez, the Chairman of the Board of Directors, President and Chief Executive Officer of enCommerce, to its Board of Directors.

     In connection with the Merger, Entrust is entering into employment letters with the following key officers of enCommerce: J. Alberto Yepez, Hector Saldana (Senior Vice President, Business Development); Teresa Win (Senior Vice President, Product Development), Paul Doscher (Senior Vice President, Worldwide Sales and Services) and Thomas L. Cronan, III (Vice President, Legal Affairs).

     In connection with the Merger, the Company intends to file with the California Department of Corporations an Application for Fairness Hearing and Qualification by Permit to issue the Merger Shares pursuant to an exemption from registration under Section 3(a)(10) of the Securities Act of 1933, as amended.

     The Merger is intended to qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. The Company intends to use authorized but previously unissued shares of its Common Stock as consideration in the Merger, which the Company expects to treat as a purchase for accounting purposes. The terms of the Merger Agreement and the Merger were determined on the basis of "arm's-length" negotiations. The boards of directors of both the Company and enCommerce have approved the Merger Agreement and the Merger. Prior to the execution of the Merger Agreement, none of the Company, its affiliates, officers or directors or any associate of any such officer or director, had any material relationship with enCommerce or any of the shareholders of enCommerce.

     enCommerce, based in Santa Clara, California with subsidiaries in England and Japan, is a global portal infrastructure company and a provider of software and services designed to manage electronic business relationships.

     The foregoing description of the Merger Agreement does not purport to be complete and is qualified by reference to the full text of the Merger Agreement, which was filed as Exhibit 2 to the Current Report on Form 8-K filed May 1,
                   ---------
2000, and incorporated herein by reference. The Company's press release dated April 18, 2000 and "Additional Merger Information," which were filed as Exhibits
                                                                        --------
99.1 and 99.2, respectively, to the Current Report on Form 8-K filed May 1,
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2000, are also incorporated herein by reference.

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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  May 9, 2000                               ENTRUST TECHNOLOGIES INC.
                                                 -------------------------------
                                                        (Registrant)


                                                 By: /s/ John A. Ryan
                                                     ---------------------------
                                                     John A. Ryan
                                                     President and
                                                     Chief Executive Officer